Exhibit 10.1

EXECUTION VERSION

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of June 9, 2010, by and among (i) Medical Staffing Network, Inc. (the “Borrower”); Medical Staffing Holdings, LLC (“MSH”); Medical Staffing Network Holdings, Inc. (together with MSH, “Holdings”) and each subsidiary of the Borrower party hereto (collectively with the Borrower and Holdings, the “Company” or the “Debtors”), (ii) General Electric Capital Corporation, individually as a First Lien Lender and as administrative agent (the “First Lien Agent”) under that certain Amended and Restated Credit Agreement, dated as of March 12, 2009 (as may have been or may be further amended, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), among the Company, the First Lien Agent and various lenders (the “First Lien Lenders”), (iii) each of the undersigned Consenting First Lien Lenders (as defined below) (each of the foregoing, a “Party”, and collectively, the “Parties”) and, (iv) solely with respect to section 33 of this Agreement, each of the undersigned lenders (the “Second Lien Lenders”) to that certain Amended and Restated Second Lien Credit Agreement, dated as of March 12, 2009 (the “Second Lien Credit Agreement”) by and between the Company, NexBank, SSB, as administrative and collateral agent for the Second Lien Lenders and the Second Lien Lenders.

W H E R E A S

A. As of June 9, 2010, the Company is obligated to the First Lien Lenders under the First Lien Credit Agreement, in addition to interest, fees, expenses and other amounts which are chargeable or otherwise reimbursable under the First Lien Credit Agreement, in an aggregate amount equal to at least $95,104,423.77 (the “First Lien Claims”), which includes approximately $83,066,237.68 in Term Loans (including Term PIK Loans), $5,613,186.09 in outstanding Protective Advances and Revolving Loans and approximately $6,425,000 in L/C Obligations (as such terms are defined in the First Lien Credit Agreement). The First Lien Claims are secured by first priority liens on all or substantially all of the Company’s real and personal property. As of June 9, 2010, the Company is obligated to the Second Lien Lenders under the Second Lien Credit Agreement, in addition to interest, fees, expenses and other amounts which are chargeable or otherwise reimbursable under the Second Lien Credit Agreement, in an aggregate amount equal to $25,247,540.19 (the “Second Lien Claims”).

B. Prior to the date hereof, representatives of the Company, the First Lien Agent and the Consenting First Lien Lenders, have engaged in arm’s length, good faith negotiations regarding a financial restructuring of the Company’s indebtedness and other obligations (the “Restructuring Transaction”), including the First Lien Credit Agreement and the Second Lien Credit Agreement.

C. The Company, the First Lien Agent and the Consenting First Lien Lenders have agreed to implement and consent to the Restructuring Transaction pursuant to the terms and conditions set forth in this Agreement and the Term Sheets (as defined below).

D. The Company has advised that it intends to commence voluntary reorganization proceedings (the “Chapter 11 Cases”) under the Bankruptcy Code (as defined below) in the United States Bankruptcy Court for the Southern District of Florida (the “Bankruptcy Court”). In connection with the Chapter 11 Cases, the Company will seek authorization under section 363 of the Bankruptcy Code to sell substantially all of their assets (the “363 Sale”).

E. In connection with the Chapter 11 Cases and the 363 Sale, and in accordance with the terms and conditions of the First Lien Credit Agreement and the other Loan Documents (as defined in the First Lien Credit Agreement), the First Lien Agent and the First Lien Lenders have the right to credit bid all or a portion of the First Lien Claims to purchase all or substantially all of the assets of the Company (the “Assets”) pursuant to section 363(k) of the Bankruptcy Code and the First Lien Agent and the Consenting First Lien Lenders intend to credit bid to acquire the Assets through the 363 Sale (the “Credit Bid”).

F. The DIP Lenders (as defined below) have agreed to provide the Company with a $15 million debtor-in-possession credit facility on terms and conditions set forth in this Agreement and the DIP Term Sheet (as defined below) and subject to the Definitive Documents.

G. This Agreement, the DIP Term Sheet, the Exit Financing Term Sheet (as defined below) and the Equity and Corporate Governance Term Sheet (as defined below) set forth the entire agreement among the Parties concerning their commitment, subject to the terms and conditions hereof and thereof, to implement the Restructuring Transaction.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

1. Definitions. The following terms shall have the following definitions:

“363 Sale” has the meaning set forth in the recitals hereto.

“Agreement” has the meaning set forth in the recitals hereto.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings “controlled by” and “under common control with”) shall mean, with respect to any Person, the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of such Person.

“Asset Purchase Agreement” means an asset purchase agreement to be delivered by the First Lien Agent or the NewCo Entities, on behalf of the Consenting First Lien Lenders, to implement the Credit Bid.

“Assumption Agreement” has the meaning set forth in section 9 hereto.

“Bankruptcy Code” means chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.

“Bankruptcy Court” has the meaning set forth in the recitals hereto.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure.

“Bidding Procedures” means the bidding procedures to implement the 363 Sale in form and substance satisfactory to the First Lien Agent and the Majority Consenting First Lien Lenders, which shall be approved by the Bankruptcy Court in the Chapter 11 Cases.

“Business Day” means any day other than Saturday, Sunday and any day that is a legal holiday or a day on which banking institutions in New York, New York are authorized by law or other governmental action to close.

“Chapter 11 Cases” has the meaning set forth in the recitals hereto.

“Collateral” has the meaning set forth in the First Lien Credit Agreement.

“Company Termination Event” has the meaning set forth in section 8 hereof.

“Consenting First Lien Lenders” means any First Lien Lender that executes this Agreement and delivers an executed Lender Addendum to the First Lien Agent in accordance with this Agreement. For the avoidance of doubt, a First Lien Lender who becomes a Consenting First Lien Lender by virtue of executing this Agreement and delivering an executed Lender Addendum to the First Lien Agent shall be deemed to have agreed to be bound by the terms of this Agreement, the Restructuring Transaction, the Credit Bid, the Asset Purchase Agreement and the Term Sheets in each of its capacities as a debt and/or equity holder of the Company, including, if applicable, in its capacity as a Second Lien Lender.

“Consenting Lenders Termination Event” has the meaning set forth in section 8 hereof.

“Credit Bid” has the meaning set forth in the recitals hereto.

“Credit Bid Amount” means the Credit Bid and all other related consideration, including, but not limited to, any cash amounts or assumption of liabilities, for the 363 Sale, as determined by the First Lien Agent and Majority Consenting First Lien Lenders and contained in the Asset Purchase Agreement. For the avoidance of doubt, the Credit Bid to be submitted by the First Lien Agent and the Consenting First Lien Lenders shall be for 100% of the First Lien Claims, excluding the L/C Obligations which are to be assumed by the NewCo Entities consistent with the Exit Financing Term Sheet.

“Definitive Documents” means the definitive documents implementing, achieving and relating to this Agreement, the Restructuring Transaction and the Term Sheets, including definitive documentation relating to the Asset Purchase Agreement, the DIP Loan Agreement (as defined below), the Exit Financing (as defined below) and all related agreements, documents, exhibits, annexes and schedules, which shall contain terms and conditions consistent in all material respects with this Agreement and the Term Sheets (as amended, supplemented or otherwise modified as provided herein) and shall otherwise be reasonably satisfactory in form and substance to the Company, the First Lien Agent, the Majority Consenting First Lien Lenders, the DIP Agent and the Majority DIP Lenders (as defined in the DIP Term Sheet), as applicable.

“DIP Agent” means General Electric Capital Corporation, in its capacity as administrative agent and collateral agent to the DIP Lenders.

“DIP Facility” means that certain debtor-in-possession credit facility to be provided on substantially similar terms as set forth in the DIP Term Sheet.

“DIP Lenders” means the lenders party from time to time to the DIP Loan Agreement.

“DIP Loan Agreement” means that certain Debtor-in-Possession Credit Agreement among Medical Staffing Network, Inc., as borrower, Medical Staffing Holdings, LLC, Medical Staffing Network Holdings, Inc. and certain other subsidiaries thereof, as guarantors, the DIP Lenders party thereto and the DIP Agent to be provided in connection with the Chapter 11 Cases.

“DIP Orders” means the Interim DIP Order and the Final DIP Order.

“DIP Term Sheet” means the term sheet outlining the principal terms of the DIP Facility annexed hereto as Exhibit A.

“Equity and Corporate Governance Term Sheet” means the term sheet annexed hereto as Exhibit B, as amended, modified or supplemented with the written consent of the First Lien Agent and Majority Consenting First Lien Lenders for the purposes of setting forth the equity ownership and outlining the general corporate governance provisions for the NewCo Entities which may be formed for the purpose of implementing the Restructuring and effectuating the Credit Bid.

“Exit Financing” means that certain financing to be provided on substantially similar terms as set forth in the Exit Financing Term Sheet.

“Exit Financing Term Sheet” means the term sheet annexed hereto as Exhibit C as amended, modified or supplemented with the written consent of the First Lien Agent and the Majority Consenting First Lien Lenders for the purpose of providing operating capital and other financing for the Company’s exit from the Chapter 11 Cases and for otherwise setting forth the indebtedness to be issued by the NewCo Entities to the Consenting First Lien Lenders.

“Final DIP Order” means the order entered by the Bankruptcy Court authorizing the DIP Facility and use of cash collateral on a final basis; provided, that such Final DIP Order shall not be materially inconsistent with the DIP Term Sheet and shall otherwise be acceptable to the DIP Agent and the Majority DIP Lenders.

“First Lien Agent” has the meaning set forth in the recitals hereto.

“First Lien Credit Agreement” has the meaning set forth in the recitals hereto.

“First Lien Claims” has the meaning set forth in the recitals hereto.

“First Lien Lenders” has the meaning set forth in the recitals hereto.

“Interim DIP Order” means the order entered by the Bankruptcy Court authorizing the DIP Facility and use of cash collateral on an interim basis; provided, that such order shall not be materially inconsistent with the DIP Term Sheet and shall otherwise be acceptable to the DIP Agent and the Majority DIP Lenders.

“Lender Addendum” has the meaning set forth in section 3 hereof.

“Lock-Up Effective Date” has the meaning set forth in section 2 hereof.

“Majority Consenting First Lien Lenders” means those Consenting First Lien Lenders holding more than fifty percent of the aggregate First Lien Claims held by all of the Consenting First Lien Lenders.

“Material Adverse Change” means the occurrence, after the date of this Agreement, of any change, effect, event, occurrence, development, circumstance or state of facts which has had or would reasonably be expected to have a materially adverse effect on the business, properties, operations, financial condition, prospects or results of operations of the Company, taken as a whole, or which would materially impair the Company’s ability to perform their obligations under this Agreement or have a materially adverse effect on or prevent or materially delay the consummation of the Restructuring Transaction contemplated by this Agreement; provided, however, that changes in the business, properties, operations, financial condition, prospects or results of operations of the Company arising by reason of any of the following shall not constitute a material adverse change: (i) the filing of a voluntary petition under Chapter 11 of the Bankruptcy Code or the effect, directly or indirectly, of such filing; (ii) changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates; (iii) factors generally affecting the industries or markets in which the Company operates; (iv) changes in general legal, tax, regulatory, political or business conditions that, in each case, generally affect the geographic regions or industries in which the Company conducts its business; and (v) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement.

“NewCo Entities” means the new limited liability companies or corporations to be formed by the First Lien Agent for purposes of acquiring and owning the Assets to be acquired through the Credit Bid at the 363 Sale.

“Parties” has the meaning set forth in the preamble hereof.

“Person” means an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a group or any legal entity or association.

“Petition Date” means the date on which the Company files its respective petitions for relief under chapter 11 of the Bankruptcy Code.

“Restructuring Transaction” has the meaning set forth in the recitals hereto.

“Sale Order” means the order entered by the Bankruptcy Court in form and substance satisfactory to the First Lien Agent and the Majority Consenting First Lien Lenders, among other things, (i) authorizing the 363 Sale and the Restructuring Transaction and (ii) approving the Credit Bid and the Asset Purchase Agreement as the highest and best bid.

“Second Lien Lenders” has the meaning set forth in the preamble hereto.

“Termination Date” has the meaning set forth in section 8 hereof.

“Term Sheets” means, collectively, the DIP Term Sheet, the Exit Financing Term Sheet and the Equity and Corporate Governance Term Sheet.

“Transfer” has the meaning set forth in section 9 hereof.

“Transferee” has the meaning set forth in section 9 hereof.

2. Lock-Up Effective Date. This Agreement shall be effective (the “Lock-Up Effective Date”) and bind each of the Parties upon: (a) the Company’s execution of this Agreement, (b) the First Lien Agent’s execution of this Agreement, (c) execution of this Agreement by 100% of the First Lien Lenders, (d) the First Lien Agent’s receipt of an executed Lender Addendum from each First Lien Lender and (e) the execution of this Agreement by at least 95% of the Second Lien Lenders.

3. Lender Addendum. Contemporaneous with execution of this Agreement, each First Lien Lender shall deliver to the First Lien Agent an executed lender addendum, in substantially the form attached hereto as Schedule 1 (the “Lender Addendum”), pursuant to which each First Lien Lender shall, among other things, (a) provide representations to the First Lien Agent, for itself and for the benefit of the other Consenting First Lien Lenders, (b) authorize the First Lien Agent to deliver the Asset Purchase Agreement for the Credit Bid Amount, (c) authorize and direct the First Lien Agent to take such other and further actions as may be necessary to effectuate the Credit Bid and the 363 Sale and (d) agree to release its liens on the Collateral being sold and transferred and agree to be bound by the terms of the Agreement and the Restructuring Transaction.

4. Credit Bid. Upon the First Lien Agent’s receipt of Lender Addenda executed by each of the Consenting First Lien Lenders, the First Lien Agent shall be authorized and directed to submit the Credit Bid, deliver the Asset Purchase Agreement, bid the Credit Bid Amount, form the NewCo Entities and take such other and further actions as may be necessary to effectuate the Credit Bid on behalf of the Consenting First Lien Lenders.

5. DIP Term Sheet, Exit Financing Term Sheet and Equity and Corporate Governance Term Sheet. The DIP Term Sheet, Exit Financing Term Sheet and Equity and Corporate Governance Term Sheet are expressly incorporated herein and are made part of this Agreement. In the event of any inconsistencies between the terms of the Agreement and the DIP Term Sheet, the Exit Financing Term Sheet or the Equity and Corporate Governance Term Sheet, the DIP Term Sheet, the Exit Term Sheet and the Equity and Corporate Governance Term Sheet, respectively, shall govern. Notwithstanding the foregoing and the Company’s agreements, undertakings, commitments, representations and warranties under this Agreement, the Parties acknowledge and agree that the Company, its Board of Directors and its officers have not been asked to, and have not, approved, committed to support, or passed on the fairness or reasonableness of the Exit Financing Term Sheet, the Equity and Corporate Governance Term Sheet, or the terms and conditions set forth therein.

6. Commitments of the Consenting First Lien Lenders. Subject to the occurrence of the Lock-Up Effective Date and prior to the occurrence of the Termination Date (if applicable), by executing this Agreement and delivering the executed Lender Addendum, each Consenting First Lien Lender shall (severally and not jointly):

(a)	commit its pro rata share of all of the First Lien Claims for the Credit Bid and authorize the First Lien Agent to deliver the Asset Purchase Agreement for the Credit Bid Amount;

(b)	execute and deliver such other documents and take such other action as may be reasonably required to give effect to such Credit Bid or to otherwise carry out the purposes of this Agreement;

(c)	consent to, agree not to directly or indirectly object to or oppose, and acknowledge and agree that the terms and conditions of the DIP Facility set forth in the DIP Term Sheet are satisfactory to such Consenting First Lien Lender;

(d)	consent to, agree not to directly or indirectly object to or oppose, and acknowledge and agree that the Exit Financing Term Sheet is satisfactory to such Consenting First Lien Lender;

(e)	consent to, agree not to directly or indirectly object to or oppose, and acknowledge and agree that the Equity and Corporate Governance Term Sheet is satisfactory to such Consenting First Lien Lender;

(f)	not take any other action, including, without limitation, initiating any legal proceeding, in the Chapter 11 Cases or otherwise, that is inconsistent with, or that would prevent, hinder or delay the consummation of, the Credit Bid, the 363 Sale and the Restructuring Transaction; and

(g)	agree not to revoke, withdraw, amend, change or modify its Lender Addendum.

7. Commitments of the Company. Subject to the occurrence of the Lock-Up Effective Date and prior to the occurrence of the Termination Date (if applicable), the Company agrees to:

(a)	file the Chapter 11 Cases on or prior to June 28, 2010 (the “Outside Petition Date”);

(b)	obtain an order of the Bankruptcy Court approving the Interim DIP Order within three (3) Business Days following the Petition Date;

(c)	obtain an order of the Bankruptcy Court approving the Final DIP Order within thirty-five (35) calendar days following the Petition Date;

(d)	on the Petition Date file a motion in form and substance satisfactory to the First Lien Agent and the Majority Consenting First Lien Lenders seeking approval of (i) the Bidding Procedures, (ii) the 363 Sale and (iii) the Debtors’ selection of the Credit Bid and the Asset Purchase Agreement as the “stalking horse” bid;

(e)	obtain entry of an order approving the Bidding Procedures by the Bankruptcy Court within twenty-five (25) calendar days following the Petition Date;

(f)	obtain entry of the Sale Order within fifty-five (55) days following the Petition Date;

(g)	so long as the Bankruptcy Court waives the stay in respect of the Sale Order pursuant to Rule 6004 of the Federal Rules of Bankruptcy Procedure, cause the “Effective Date” of the 363 Sale to occur within ten (10) calendar days after entry of the Sale Order (each of the actions or events set forth in subsections (a) through (g), a “Milestone,” and collectively, the “Milestones”);

(h)	not seek to implement any transaction or series of transactions that would effect a restructuring on substantially different terms from those set forth in the Term Sheets unless otherwise agreed to by the First Lien Agent and the Majority Consenting First Lien Lenders;

(i)	use commercially reasonable efforts to obtain any and all required regulatory and/or third-party approvals required of the Company for the Restructuring Transaction embodied in this Agreement and the Term Sheets;

(j)	not take any action that is inconsistent with, or is intended or is likely to interfere with, consummation of the Restructuring Transaction embodied in this Agreement and the Term Sheets; and

(k)	not (without the prior written consent of the First Lien Agent and the Majority Consenting First Lien Lenders): (i) enter into any transaction (whether by way of liquidation, dissolution, reorganization, consolidation, amalgamation, merger, transfer, sale or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person, except in accordance with the Restructuring Transaction, or (ii) amend their articles of incorporation or articles of association or any other organizational documents, other than to implement the Restructuring Transaction.

8. Termination.

(a)	This Agreement shall terminate automatically without any further required action or notice upon the occurrence of any of the following events (each a “Consenting Lenders Termination Event”) unless the occurrence of such Consenting Lenders Termination Event is waived in writing by the First Lien Agent and the Majority Consenting First Lien Lenders:

i.	failure of the Company to achieve any of the Milestones by the date that is three Business Days after the date set forth in each Milestone (regardless of whether or not the Company exercised its best efforts or other efforts to achieve the same in a timely manner);

ii.	the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any injunction, judgment, decree, charge, ruling or order preventing consummation of the Restructuring Transaction (collectively, a “Governmental Stay”); provided, however, that the Company shall have five (5) Business Days after receiving notice of the imposition of such Governmental Stay from such governmental authority to cause such Governmental Stay to be lifted, irrespective of whether such Governmental Stay may reasonably be expected to be lifted within such five-day period;

iii.	the conversion of one or more of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code; the dismissal, termination, stay or modification of one or more of the Chapter 11 Cases; or, with respect to any of the foregoing, any Debtor’s application for, consent to, or acquiescence in, any such relief;

iv.	the appointment of an interim or permanent trustee, receiver or examiner with expanded powers to operate or manage the financial affairs, business or reorganization of any Debtor in one or more of the Chapter 11 Cases;

v.	the filing by the Debtors of any motion or pleading with the Bankruptcy Court seeking approval to use cash collateral or obtain any postpetition financing other than the DIP Facility other than on terms and conditions acceptable to the First Lien Agent and First Lien Lenders holding no less than a majority in principal amount of the First Lien Claims;

vi.	the entry of any order (other than with respect to the DIP Facility), by the Bankruptcy Court invalidating, subordinating, disallowing, recharacterizing or limiting in any respect, as applicable, the enforceability, priority, characterization, perfection or validity of the First Lien Claims or any of the liens securing the First Lien Claims;

vii.	the occurrence of an Event of Default (as defined in the DIP Loan Agreement) under the DIP Facility that is not timely cured, if capable of being cured, or otherwise waived, resulting in the termination of the DIP Lenders’ commitments thereunder;

viii.	the Company is in breach of any of its obligations under this Agreement, including, but not limited to, any of the Company’s agreements set forth in section 8 herein, or any other agreement governing the Restructuring Transaction to which the Company and the First Lien Agent and/or any Consenting First Lien Lender are parties, and any such breach by the Company is not cured by the earlier of (i) five (5) calendar days after receipt of written notice from the First Lien Agent and/or any such Consenting First Lien Lender or (ii) the expiration of the cure period under the applicable agreement;

ix.	the Company files, propounds or otherwise supports any restructuring other than the Restructuring Transaction without the consent of the First Lien Agent and the Majority Consenting First Lien Lenders;

x.	the exclusive right of the Debtors to file and solicit acceptances for a plan of reorganization in the Chapter 11 Cases is terminated;

xi.	unless previously agreed to by the First Lien Agent and the Majority Consenting First Lien Lenders, the Bankruptcy Court grants relief terminating, annulling or modifying the automatic stay (as set forth in section 362 of the Bankruptcy Code) with regard to any assets having an aggregate value in excess of $250,000; provided, however, that any such relief as set forth in the DIP Orders or any other “first day” order entered in the Chapter 11 Cases and reasonably satisfactory to the First Lien Agent and the Majority Consenting First Lien Lenders shall not constitute a Consenting Lenders Termination Event;

xii.	the termination or rejection of any material contract without prior consultation with, and the prior consent of, the First Lien Agent and the Majority Consenting First Lien Lenders;

xiii.	the occurrence of a Material Adverse Change;

xiv.	the First Lien Agent and the Majority Consenting First Lien Lenders determine, after completion of tax diligence with respect to the Credit Bid and the 363 Sale, that adverse tax consequences may result for the Majority Consenting First Lien Lenders as a result of consummating the Credit Bid, the 363 Sale or the Restructuring Transaction;

xv.	the Company files any motion or pleading with the Bankruptcy Court or takes any other action that is not consistent in any material respect with this Agreement, the Term Sheets or any documents related to the foregoing, and such motion or pleading has not been withdrawn prior to two (2) Business Days of the Company receiving notice from the First Lien Agent and the Majority Consenting First Lien Lenders that such motion or pleading is inconsistent with this Agreement, the Term Sheets or any documents related to the foregoing, provided that such notice must be issued within ten (10) Business Days after service of such motion or pleading;

xvi.	the Bankruptcy Court grants relief that is inconsistent with this Agreement, the Term Sheets or any documents related to the foregoing;

xvii.	except as contemplated by this Agreement, the Company files a motion for, or the Bankruptcy Court enters, an order authorizing relief which the First Lien Agent or the Majority Consenting First Lien Lenders deem materially adverse to their rights and interests;

xviii.	any documents related to the Restructuring Transaction, including the DIP Orders, the DIP Loan Agreement and the Asset Purchase Agreement, are not in form and substance acceptable to the First Lien Agent and the Majority Consenting First Lien Lenders in their sole discretion; provided, that any such documents shall contain terms substantially similar to those contained in this Agreement, the DIP Term Sheet, the Exit Financing Term Sheet and the Equity and Corporate Governance Term Sheet and any modification to such documents shall not contain terms that are materially inconsistent with this Agreement, the DIP Term Sheet, Exit Financing Term Sheet and the Equity and Corporate Governance Term Sheet, and shall otherwise be acceptable to the DIP Agent, the First Lien Agent and the Majority Consenting First Lien Lenders, as applicable;

xix.	the failure of the Company to provide to the First Lien Agent and the Consenting First Lien Lenders or their advisors (i) reasonable access to the books and records of the Company and (ii) reasonable access to the respective management and advisors of the Company for the purposes of evaluating the Company’s respective business plans and participating in the planning process with respect to the Restructuring Transaction, provided, that the Company’s compliance with this subsection (xix) shall not be deemed to be a waiver of any applicable attorney-client or work product privilege; and

xx.	the Majority Consenting First Lien Lenders, upon notice to the First Lien Agent, agree in writing to terminate this Agreement.

(b)	The Company may terminate this Agreement as to all Parties upon five Business Days’ prior written notice, delivered in accordance with Section 28 hereof, upon the occurrence of any of the following events (each, a “Company Termination Event”): (i) the breach by any of the Consenting First Lien Lenders of any of the representations, warranties or covenants of such Consenting First Lien Lenders set forth in this Agreement that would have a material adverse impact on the Company, or the consummation of the Restructuring Transaction, that remains uncured for a period of five (5) Business Days after the receipt by the First Lien Agent and Consenting First Lien Lenders of notice of such breach; or (ii) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any injunction, judgment, decree, charge, ruling or order preventing consummation of a material portion of the Restructuring Transaction.

(c)	This Agreement and the obligations of all Parties hereunder, may be terminated at any time by mutual agreement among (i) the Company, (ii) the First Lien Agent and (iii) the Majority Consenting First Lien Lenders.

(d)	This Agreement, and the obligations of all Parties hereunder, shall terminate automatically without any further required action or notice upon consummation of the Credit Bid and acquisition of the Assets through a closing under the Asset Purchase Agreement.

(e)

Upon termination of this Agreement pursuant to this Section 8, this Agreement (including, without limitation, any Assumption Agreement executed prior to such termination) shall be of no further force and effect and each Party shall be released from its commitments, undertakings and agreements under or related to this Agreement (including, without limitation, any Assumption Agreement executed prior to such termination) and shall have the rights and remedies that it would have had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Restructuring Transaction or otherwise, that it would have been entitled to take had it not entered into this Agreement. Upon the occurrence of any such termination of this Agreement, any and all waivers tendered by the First Lien Agent and the Consenting First Lien Lenders before such termination shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring Transaction and this Agreement or otherwise.

(f)	Notwithstanding anything to the contrary in this Section 8, the Company and each Consenting First Lien Lender agrees that its obligations pursuant to Sections 12, 13, 15, 18, 19 and 32 shall survive any termination of this Agreement and shall at all times continue to be enforceable against the Company.

The date on which this Agreement is terminated in accordance with the foregoing provisions shall be referred to as the “Termination Date”. Notwithstanding any provision in this Agreement to the contrary, at the direction of the Majority Consenting First Lien Lenders, the First Lien Agent may extend the dates (including, without limitation, the Milestones dates) and increase the amounts, set forth above prior to or upon each such date and such later dates agreed to and in lieu thereof shall be of the same force and effect as the dates provided herein. The act of termination by any Party pursuant to this Agreement shall not be a violation of the automatic stay of section 362 of the Bankruptcy Code; provided, however, that nothing herein shall prejudice any Party’s rights to argue that the termination was not proper under the terms of this Agreement.

9. Transfer of Claims. If, following execution of this Agreement by a Consenting First Lien Lender, such Consenting First Lien Lender sells, contracts to sell, gives, assigns, hypothecates, pledges, encumbers, grants a security interest in, offers, sells any option or contract to purchase, purchases any option or contract to sell, grants any option, right or warrant to purchase, or otherwise transfers or disposes of all or any portion of any First Lien Claims held by such Consenting First Lien Lender (any of the foregoing, a “Transfer”) to any Person (each such Person, a “Transferee”), the Transferee must, as a condition precedent to such Transfer, execute an assumption in substantially the form set forth in Schedule 2 hereto (the “Assumption Agreement”) and deliver the same to the First Lien Agent. Any Transfer that is made in violation of the immediately preceding sentence shall be null and void ab initio, and the Company, the First Lien Agent and each other Consenting First Lien Lender shall have the right to enforce the voiding of such transfer.

10. Acquisition of Additional Claims. This Agreement does not restrict any Consenting First Lien Lenders from acquiring any additional First Lien Claims; provided, however, that any acquired First Lien Claims shall automatically be deemed to be subject to the terms of this Agreement.

11. Cooperation. The Parties shall cooperate with each other in good faith and shall coordinate their activities (to the extent practicable) in respect of the 363 Sale, the Credit Bid and the Restructuring Transaction; provided, that the Parties’ compliance with this section 11 shall not be deemed to be a waiver of any applicable attorney-client or work product privilege. Furthermore, subject to the terms hereof, each of the Parties shall take such action as may be reasonably necessary to carry out the purposes and intent of this Agreement, and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement, including pursuing any restructuring other than the Restructuring Transaction. Subject to the occurrence of the Lock-Up Effective Date and until the occurrence of the Termination Date (if applicable), each Party hereby covenants and agrees (i) to negotiate in good faith the Definitive Documents (to the extent they are a party thereto) and (ii) to execute (to the extent they are a party thereto) and otherwise support the Definitive Documents. Prior to the commencement of and during the Chapter 11 Cases, the Company shall use its reasonable commercial efforts to provide to counsel for the First Lien Agent advance copies with reasonably sufficient time for receiving counsel to review and comment on all substantive motions, applications, requests for relief and other documents the Company intends to file with the Bankruptcy Court relating to the Chapter 11 Cases. The Company hereby agrees that all such motions, applications, other documents and pleadings shall be reasonably calculated to implement and advance the 363 Sale, the Credit Bid and the Restructuring Transaction. The First Lien Agent is hereby authorized by each Consenting First Lien Lender to, and shall continue to, pursue and negotiate the terms of the Credit Bid, the Asset Purchase Agreement, the 363 Sale and the Definitive Documents related thereto.

12. Access. The Company agrees to afford the First Lien Agent and the Consenting Lenders and their respective attorneys, consultants, advisors, accountants and other authorized representatives (i) full access, during normal business hours, and at other reasonable times, to all properties, books, contracts, commitments, records, management personnel, lenders and advisors of the Company; (ii) permission to discuss the affairs, finances and accounts of the Company with any officer, director or advisor of the Company; and (iii) permission to communicate directly with any registered certified public accountants of the Company and to receive, as applicable, all financial statements and other documents and information as they reasonably request with respect to the Company; provided, however, all requests for documents, information, meetings and discussions shall initially be made through Robert Adamson, Kevin Little or Jeff Yesner, or through Loughlin Meghji & Co. For the avoidance of doubt, the Company’s compliance with this section 12 shall not be deemed to be a waiver of any applicable attorney-client or work product privilege.

13. Fees and Expenses. Regardless of whether the Restructuring Transaction is consummated, the Company shall promptly pay in cash upon demand any and all reasonable and documented accrued and unpaid out-of-pocket expenses incurred by the First Lien Agent (including, without limitation, all reasonable and documented fees and out-of-pocket expenses of the legal counsel, financial advisor and the other professionals of the First Lien Agent) in connection with the negotiation, documentation and consummation of this Agreement, the Term Sheets, the Asset Purchase Agreement, the Definitive Documentation, the Credit Bid, the 363 Sale, the Chapter 11 Cases and all other documents and actions related to the Restructuring Transaction.

14. Representations. Each Party represents to each other Party that, as of the date of this Agreement:

(a)	It is validly existing and in good standing under the laws of the state of its organization, and this Agreement is a legal, valid and binding obligation of such

Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable laws relating to or limiting creditor’s rights generally or by equitable principles relating to enforceability;

(b)	Except as expressly provided in this Agreement or the Bankruptcy Code, no consent or approval is required by any other person or entity in order for such Party to carry out the Restructuring Transaction contemplated by, and perform its respective obligations under, this Agreement;

(c)	Except as expressly provided in this Agreement or the Bankruptcy Code, it has all requisite power and authority to enter into this Agreement and to carry out the Restructuring Transaction contemplated by, and perform its respective obligations under, this Agreement;

(d)	The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part;

(e)	The execution, delivery and performance by it of this Agreement does not and shall not require any registration or filing with consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body; and

(f)	The execution, delivery and performance of this Agreement does not and shall not: (i) violate any provision of law, rules or regulations applicable to it or any of its subsidiaries; (ii) violate its certificate of incorporation, bylaws or other organizational documents or those of any of its subsidiaries; or (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party, except where such conflict, breach or default would not result in a Material Adverse Change.

15. Direction of the Agent; Expenses; Indemnity; Damage Waiver.

(a)	Each Consenting First Lien Lender hereby authorizes and directs the First Lien Agent, and, subject to Sections 15(b)-(e) below, the Agent hereby accepts such authorization and direction, to (i) execute and deliver, perform all its obligations under, and take all other actions contemplated by or permitted under this Agreement, the Restructuring Transaction, the Term Sheets, the Credit Bid and the Asset Purchase Agreement and (ii) take all actions necessary to amend, waive, supplement or otherwise modify the Restructuring Transaction, the Term Sheets, the Credit Bid, the Asset Purchase Agreement and this Agreement in any manner that either (x) has been approved in writing by the Majority Consenting First Lien Lenders or (y) does not constitute a material adverse change in respect of the treatment of the First Lien Claims held by such Consenting First Lien Lenders or the Restructuring Transaction contemplated by this Agreement as they affect such Consenting Lenders. The Agent may execute documents on behalf of Consenting First Lien Lenders pursuant to the authority granted to the Agent pursuant to this Section 15(a) and not in its individual capacity.

(b)	In furtherance of Section 15(a) above, each Consenting First Lien Lender: (i) consents to the structure and terms of the Credit Bid and agrees that it will not challenge the Credit Bid in any respect; (ii) ratifies the documents and materials prepared and to be prepared by the First Lien Agent in connection with submission of the Credit Bid; (iii) ratifies the actions taken and to be taken by the First Lien Agent and the Majority Consenting First Lien Lenders, including formation of the NewCo Entities, issuance of the debt and equity interests by the NewCo Entities, and the NewCo Entities’ entry into and issuance of the debt and equity instruments to be issued pursuant to the Term Sheets; and (iv) releases and exculpates the First Lien Agent and the other Consenting First Lien Lenders from any claims and liabilities with respect to the Restructuring Transaction, the Credit Bid, the Asset Purchase Agreement and the 363 Sale and any debt or equity investments that such Consenting First Lien Lender makes or may make in the NewCo Entities.

(c)	Anything contained in this Agreement, the Term Sheets or any other related documents to the contrary notwithstanding, the Company and each Consenting First Lien Lender agree and acknowledge that the First Lien Agent shall have all rights, powers and privileges granted to the Agent in the First Lien Credit Agreement and the other Loan Documents (as defined in the First Lien Credit Agreement), including, without limitation, the rights, powers and privileges contained in Article X and Sections 10.8, 11.4 and 11.5 of the First Lien Credit Agreement.

(d)	The Company and each Consenting First Lien Lender further agree and acknowledge that (i) with respect to any and all actions (including, without limitation, any and all actions contemplated hereunder) taken or not taken by the Agent under this Agreement, the First Lien Agent shall retain its rights to be compensated, reimbursed and indemnified pursuant to the terms of the First Lien Credit Agreement and the other Loan Documents (as defined in the First Lien Credit Agreement), including, without limitation, pursuant to Section 10.8 of the First Lien Credit Agreement and (ii) all reasonable out-of-pocket expenses incurred by the First Lien Agent and its Affiliates (as defined in the First Lien Credit Agreement) (including the reasonable fees, charges and disbursements of counsel and financial advisors for the First Lien Agent) in connection with the preparation and negotiation of the Restructuring Transaction, the Term Sheets, the Credit Bid, the Asset Purchase Agreement, the 363 Sale and this Agreement, the transactions contemplated thereby and the actions taken by the First Lien Agent and its Affiliates thereunder shall be deemed “Obligations” under the First Lien Credit Agreement.

(e)	Notwithstanding anything to the contrary provided in this Agreement, the rights, powers, protections and privileges granted to the First Lien Agent as described in this Section 15 shall survive the termination of this Agreement.

16. Entire Agreement. This Agreement is the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, between the Parties with respect thereto. No claim of waiver, modification, consent or acquiescence with respect to any provision of this Agreement shall be made against any Party, except on the basis of a written instrument executed by or on behalf of such Party.

17. Parties. This Agreement shall be binding upon, and inure to the benefit of, the Parties. In addition, Section 33 of this Agreement shall be binding upon the Second Lien Lenders that execute this Agreement. No rights or obligations of any Party under this Agreement may be assigned or transferred to any other person or entity except as provided in Section 9 hereof.

18. Confidentiality; Publicity. Unless required by applicable law or regulation or requested by any regulatory authority, no Party shall disclose the amount of a Consenting First Lien Lender’s holdings of First Lien Claims without the prior written consent of such Consenting First Lien Lender; and if such disclosure is so required by law or regulation or requested by a regulatory authority, the Party required to disclose shall, to the extent permitted by law or advised by counsel, use commercially reasonable efforts to afford each Consenting First Lien Lender a reasonable opportunity to review and comment upon any such disclosure prior to the making of such disclosure. The foregoing shall not prohibit the Company from disclosing the existence of this Agreement or the approximate aggregate holdings of claims by the Consenting First Lien Lenders as a group. In addition, and notwithstanding anything in this Section 18 or the First Lien Credit Agreement to the contrary, each Consenting First Lien Lender consents to the disclosure to the other Parties (including advisors to the Company) of the amount of First Lien Claims, for which it is either the beneficial owner or has investment or voting discretion for purposes of effectuating the Restructuring Transaction contemplated by this Agreement.

19. Reservation of Rights; No Waiver. This Agreement and the Restructuring Transaction are part of a proposed compromise and settlement of outstanding indebtedness loaned to (or for the benefit of) the Company by the Consenting First Lien Lenders. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of each of the Parties hereto to protect and preserve their rights, remedies, claims and interests. Except as expressly set forth herein, nothing herein shall be deemed an admission of any kind. Pursuant to Rule 408 of the Federal Rules of Evidence, any applicable state rules of evidence and any other applicable law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which, when so executed, shall constitute the same instrument and the counterparts may be delivered by facsimile transmission or by electronic mail in portable document format (.pdf).

21. Amendments. This Agreement may not be modified, amended or supplemented (except as expressly provided herein or therein) except in writing signed by the Company, the First Lien Agent and the Majority Consenting First Lien Lenders; provided, however, that any modification of, or amendment or supplement to, this Agreement that materially and adversely affects any Party shall require the written consent of the Party so affected.

22. Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

23. Relationship Among Parties. It is understood and agreed that no Consenting First Lien Lender has any fiduciary duty or other duty of trust or confidence in any form with any other Consenting First Lien Lender or the Company, and, except as provided in this Agreement, there are no commitments among or between them. No prior history, pattern or practice of sharing confidences among or between the Consenting First Lien Lenders or a Consenting First Lien Lender and the Company shall in any way affect or negate this understanding and agreement.

24. Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, including, without limitation, an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

25. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter arising under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the United States District Court for the Southern District of New York, and by execution and delivery of this Agreement, each of the Parties irrevocably accepts and submits itself to the exclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing consent to New York jurisdiction, if the Chapter 11 Cases are commenced, each Party agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

26. WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

27. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

28. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by internationally recognized overnight courier service, by facsimile transmission, or by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses or facsimile numbers:

If to the Company:

Medical Staffing Network, Inc.

901 Yamato Road, Suite 110

Boca Raton, Florida 33431

Telephone: (561) 322-1301

Facsimile: (561) 322-1201

Attention: Kevin Little

with a copy to (which shall not constitute notice):

Berger Singerman, P.A.

200 South Biscayne Boulevard, Suite 1000

Miami, FL 33155

Telephone: (305) 755-9500

Facsimile: (305) 714-4340

Attention: Paul Steven Singerman and Jordi Guso

And to:

Akerman Senterfitt

One Southeast Third Avenue, 25th Floor

Miami, FL 33131

Telephone: (305) 374-5600

Facsimile: (305) 374-5095

Attention: Philip B. Schwartz

If to the First Lien Agent:

General Electric Capital Corporation

2 Bethesda Metro Center, Suite 600

Bethesda, Maryland 20814

Telephone: (301) 664-9872

Facsimile: (866) 206-5048

Attention: Medical Staffing Network Account Manager

with a copy to (which shall not constitute notice):

General Electric Capital Corporation

2 Bethesda Metro Center, Suite 600

Bethesda, Maryland 20814

Telephone: (301) 634-3260

Facsimile: (301)664-9866

Attention: General Counsel

and to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Telephone: (212) 906-1200

Facsimile: (212) 751-4864

Attention: David S. Heller and Roger G. Schwartz

If to a Consenting First Lien Lender (or a transferee thereof), to the address or facsimile number set forth below such Consenting First Lien Lender’s signature (or as directed by such transferee).

Any notice given by delivery, mail or courier shall be effective when received. Any notice given by facsimile shall be effective upon oral or machine confirmation of transmission.

29. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

30. No Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of the Parties hereto and their respective successors and permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person.

31. Bankruptcy Appearances; Non-Disturbance. Notwithstanding anything to the contrary herein, nothing in this Agreement shall be construed to prohibit any Party from appearing as a party-in-interest in any matter to be adjudicated in the Chapter 11 Cases so long as such appearance and the positions advocated in connection therewith are not materially inconsistent with this Agreement, the Restructuring Transaction, the Term Sheets, the Credit Bid, the Asset Purchase Agreement, the Definitive Documents and the 363 Sale and are not for the purpose of hindering, delaying or preventing the consummation of the Restructuring Transaction.

32. Limitation of Liability. To the fullest extent permitted by applicable law, no party shall assert, and each Party hereby waives, any claim against any other Party on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with execution or termination or, or as a result of, this Agreement, the Term Sheets, the Restructuring Transaction, the Credit Bid, the Asset Purchase Agreement, the 363 Sale, the Definitive Documents or any other document, agreement or instrument contemplated herein or therewith.

33. Second Lien Lenders Consent and Cooperation. Subject to the occurrence of the Lock-Up Effective Date and prior to the occurrence of the Termination Date (if applicable), the Second Lien Lenders executing this Agreement agree to: (i) consent to the terms of the Credit Bid, the 363 Sale and the Restructuring Transaction, (ii) release their liens on the Collateral being sold and transferred pursuant to the 363 Sale and (iii) not take any action, including, without limitation, objecting in the Chapter 11 Cases to the 363 Sale, the Credit Bid or the Restructuring Transaction, that is inconsistent with, or that would prevent, hinder, or delay the consummation of the Credit Bid, the 363 Sale and the Restructuring Transaction.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, each of the Parties has caused this Restructuring Support Agreement to be executed and delivered as of the date first written above.

MEDICAL STAFFING NETWORK, INC.

By:	/s/ Kevin Little
Name:	Kevin Little
Its:	President

MEDICAL STAFFING HOLDINGS, LLC

By:	MEDICAL STAFFING NETWORK HOLDINGS, INC. its sole Member

By:	/s/ Kevin Little
Name:	Kevin Little
Its:	President

MEDICAL STAFFING NETWORK HOLDINGS, INC.

By:	/s/ Kevin Little
Name:	Kevin Little
Its:	President

MSN-ILLINOIS HOLDINGS, INC.

By:	/s/ Kevin Little
Name:	Kevin Little
Its:	Treasurer

MEDICAL STAFFING NETWORK OF ILLINOIS, LLC

By:	/s/ Kevin Little
Name:	Kevin Little
Its:	Manager

MEDICAL STAFFING NETWORK ASSETS, LLC

By:	/s/ Kevin Little
Name:	Kevin Little
Its:	Manager

INTELISTAF HOLDINGS, INC.

By:	/s/ Kevin Little
Name:	Kevin Little
Its:	Treasurer

INTELISTAF GROUP, INC.

By:	/s/ Kevin Little
Name:	Kevin Little
Its:	President

INTELISTAF HEALTHCARE, INC.

By:	/s/ Kevin Little
Name:	Kevin Little
Its:	President

INTELISTAF PARTNERS NO. 1, LLC

By:	/s/ Kevin Little
Name:	Kevin Little
Its:	President

INTELISTAF PARTNERS NO. 2, LLC

By:	/s/ Kevin Little
Name:	Kevin Little
Its:	President

INTELISTAF HEALTHCARE MANAGEMENT, L.P.

By:	INTELISTAF PARTNERS NO. 1, LLC,
its General Partner

By:	/s/ Kevin Little
Name:	Kevin Little
Its:	President

General Electric Capital Corporation, solely as Agent

By:	/s/ Jennifer Aghazadeh
Name:	Jennifer Aghazadeh
Title:	Duly Authorized Signatory

Signature Page to the Restructuring Support Agreement

Name of Entity: General Electric Capital Corporation

By: /s/ Jennifer Aghazadeh

Name: Jennifer Aghazadeh

Title: Duly Authorized Signatory

Name of Entity: Garrison Credit Investments I, LLC

By: /s/ Brian Chase

Name: Brian Chase

Title: Chief Financial Officer

Name of Entity: SunTrust Bank

By: /s/ Mark Kelley

Name: Mark Kelley

Title: Managing Director

Signature Page to the Restructuring Support Agreement

Name of Entity: CIFC Funding 2006-I, Ltd.

                              CIFC Funding 2006-II, Ltd.

By: /s/ Steve Vaccaro

Name: Steve Vaccaro

Title: Co-Chief Investment Officer

Name of Entity: Bank of America

By: /s/ Barbara Rajchel

Name: Barbara Rajchel

Title: AVP

Name of Entity: Hewlett-Packard Financial Services Company

By: /s/ Gary Silverman

Name: Gary Silverman

Title: Director-Risk Management

Signature Page to the Restructuring Support Agreement

Name of Entity: FirstLight Funding I, Ltd., as a Lender

By:	First Light Asset Management, Inc.,

as Collateral Manager

By:	Ivy Hill Asset Management, L.P.

as Sub-Adviser

By:	/s/ Ryan Cascade

Name:  Ryan Cascade

Title:    Duly Authorized Signatory

Name of Entity: Brentwood CLO Ltd.

By:	Highland Capital Management, L.P.,

as Collateral Manager

By:	Strand Advisers, Inc.,

its General Partner

By:	/s/ Jason Post

Name:  Jason Post

Title:    Operations Director

Name of Entity: Eastland CLO, Ltd.

By:	Highland Capital Management, L.P.,

its Collateral Manager

By:	Strand Advisers, Inc.,

its General Partner

By:	/s/ Jason Post

Name:  Jason Post

Title:    Operations Director

Signature Page to the Restructuring Support Agreement

Name of Entity: Red River CLO Ltd.

By:	Highland Capital Management, L.P.,

as Collateral Manager

By:	Strand Advisers, Inc.,

its General Partner

By:	/s/ Jason Post

Name:  Jason Post

Title:    Operations Director

Name of Entity: Rockwall CDO Ltd.

By:	Highland Capital Management, L.P.,

as Collateral Manager

By:	Strand Advisers, Inc.,

its General Partner

By:	/s/ Jason Post

Name:  Jason Post

Title:    Operations Director

Name of Entity: Rockwall CDO II Ltd.

By:	Highland Capital Management, L.P.,

as Collateral Manager

By:	Strand Advisers, Inc.,

its General Partner

By:	/s/ Jason Post

Name:  Jason Post

Title:    Operations Director

Signature Page to the Restructuring Support Agreement

General Electric Capital Corporation,
as Second Lien Lender, solely with respect to Section 33

By:	/s/ Jennifer Aghazadeh
Name:	Jennifer Aghazadeh
Title:	Duly Authorized Signatory

Garrison Credit Investments I LLC,
as Second Lien Lender, solely with respect to Section 33

By:	/s/ Brian Chase
Name:	Brian Chase
Title:	Chief Financial Officer

Brentwood CLO Ltd.
By: Highland Capital Management, L.P., as Collateral Manager By: Strand Advisors, Inc., its General Partner
as Second Lien Lender, solely with respect to Section 33

By:	/s/ Jason Post
Name:	Jason Post
Title:	Operations Director

Eastland CLO, Ltd.
By: Highland Capital Management, L.P., as Collateral Manager By: Strand Advisors, Inc., its General Partner
as Second Lien Lender, solely with respect to Section 33

By:	/s/ Jason Post
Name:	Jason Post
Title:	Operations Director

Signature Page to the Restructuring Support Agreement

Gleneagles CLO, Ltd.
By: Highland Capital Management, L.P., as Collateral Manager By: Strand Advisors, Inc., its General Partner
as Second Lien Lender, solely with respect to Section 33

By:	/s/ Jason Post
Name:	Jason Post
Title:	Operations Director

Highland Credit Opportunities CDO Ltd.
By: Highland Capital Management, L.P., as Collateral Manager By: Strand Advisors, Inc., its General Partner
as Second Lien Lender, solely with respect to Section 33

By:	/s/ Jason Post
Name:	Jason Post
Title:	Operations Director

Jasper CLO, Ltd.
By: Highland Capital Management, L.P., as Collateral Manager By: Strand Advisors, Inc., its General Partner
as Second Lien Lender, solely with respect to Section 33

By:	/s/ Jason Post
Name:	Jason Post
Title:	Operations Director

Longhorn Credit Funding, LLC
By: Highland Capital Management, L.P., as Collateral Manager By: Strand Advisors, Inc., its General Partner
as Second Lien Lender, solely with respect to Section 33

By:	/s/ Jason Post
Name:	Jason Post
Title:	Operations Director

Signature Page to the Restructuring Support Agreement

Rockwall CDO Ltd.
By: Highland Capital Management, L.P., as Collateral Manager By: Strand Advisors, Inc., its General Partner
as Second Lien Lender, solely with respect to Section 33

By:	/s/ Jason Post
Name:	Jason Post
Title:	Operations Director

Rockwall CDO II Ltd.
By: Highland Capital Management, L.P., as Collateral Manager By: Strand Advisors, Inc., its General Partner
as Second Lien Lender, solely with respect to Section 33

By:	/s/ Jason Post
Name:	Jason Post
Title:	Operations Director

Loan Funding VII LLC
By: Highland Capital Management, L.P., as Collateral Manager By: Strand Advisors, Inc., its General Partner
as Second Lien Lender, solely with respect to Section 33

By:	/s/ Jason Post
Name:	Jason Post
Title:	Operations Director